UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 6, 2005

Date of report (Date of earliest event reported)

FIELDSTONE INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50938	74-2874689
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11000 Broken Land Parkway, Suite 600

Columbia, Maryland 21044

(Address of Principal Executive Offices)

(410) 772-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 6, 2005, Fieldstone Investment Corporation (“FIC”) and Fieldstone Mortgage Company, a wholly owned subsidiary of FIC (“FMC”, and collectively with FIC, the “Sellers” ) entered into a Fifth Amendment to Master Repurchase Agreement  (the “Fifth Amendment”) by and among FIC, FMC and Merrill Lynch Bank USA (“Merrill Lynch”) to that certain Master Repurchase Agreement dated November 12, 2004, as amended (the “Repurchase Facility”).  The Fifth Amendment extends the termination date for the Repurchase Facility from December 9, 2005 to November  10, 2006 and decreases the maximum borrowings available under the Repurchase Facility from $500,000,000 to $300,000,000, as requested by the Sellers.  As of September 30, 2005, the Sellers had $43.8 million outstanding ($66.5 million outstanding as of December 31, 2004) under the Repurchase Facility.  In addition, the Fifth Amendment provides the Sellers with the option to designate mortgage loans under a two tier structure that allows the Sellers to receive a lower cost of funds if the Sellers borrow less against the mortgage loans pledged as collateral.

The foregoing description of the Fifth Amendment is qualified in its entirety by the Fifth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

10.1

Fifth Amendment to Master Repurchase Agreement dated as of December 6, 2005 by and among Fieldstone Investment Corporation, Fieldstone Mortgage Company and Merrill Lynch Bank USA to that certain Master Repurchase Agreement dated November 12, 2004, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

Date: December 12, 2005	By:	/s/ Michael J. Sonnenfeld
President and Chief Executive Officer